REGISTERED                                                            REGISTERED

                         CITY NATIONAL BANK

No. R-1                  6-3/8% SUBORDINATED               CUSIP 177902 AA 1
                            NOTE DUE 2008


This Note is a Global Note within the meaning of the Issuing and Paying Agency Agreement hereinafter referred to and is registered in the name of the Depositary or a nominee thereof. This Note may not be exchanged in whole or in part for a Note registered, and no transfer of this Note in whole or in part may be registered, in the name of any person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Issuing and Paying Agency Agreement.

Unless this Note is presented by an authorized representative of The Depositary Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depositary Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

This Note must be issued and held in minimum denominations of $250,000 and is not exchangeable for Notes in smaller denominations.

THE OBLIGATION EVIDENCED BY THIS NOTE IS UNSECURED AND IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE BANK'S OBLIGATIONS TO ITS DEPOSITORS AND TO THE BANK'S OTHER OBLIGATIONS TO ITS GENERAL AND SECURED CREDITORS AND IS INELIGIBLE AS COLLATERAL TO SECURE A LOAN FROM THE BANK. THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT OF ANY BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

PRINCIPAL AMOUNT:  $125,000,000

ISSUE DATE:  January 12, 1998

MATURITY DATE:  January 15, 2008

INTEREST RATE:  6-3/8% per annum

COMPUTATION PERIOD:  from January 12, 1998

INTEREST PAYMENT DATE(S): each January 15 and July 15, commencing July 15, 1998

REGULAR RECORD DATE(S):  each January 1 and July 1


                                      1

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     CITY NATIONAL BANK, a national banking association duly organized and existing under the laws of the United States of America (herein called the "Bank", which term includes any successor thereof), for value received, hereby promises to pay to CEDE & CO., as nominee for The Depository Trust Company, or registered assigns, the principal amount specified above on the maturity date specified above (the "Maturity Date") and to pay interest thereon (computed on the basis of a 360-day year of twelve 30-day months) from and including the Issue Date specified above (the "Issue Date") or from and including the most recent Interest Payment Date to which interest on this Note (or any predecessor Note) has been paid or duly provided for to but excluding the next succeeding Interest Payment Date, on the Interest Payment Dates specified above in each year (each an "Interest Payment Date") and on the Maturity Date, semiannually in arrears at the rate per annum equal to the Interest Rate specified above (the "Interest Rate"), until the principal hereof is paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date specified above (the "Regular Record Date") next preceding such Interest Payment Date; PROVIDED, HOWEVER, that interest payable on the Maturity Date will be payable to the person to whom principal shall be payable; and PROVIDED, FURTHER, that the first payment of interest shall be payable on the second Interest Payment Date following the Issue Date to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date.

     If any Interest Payment Date specified on the face hereof or the Maturity Date would otherwise be a day which is not a Market Day, with respect to this Note, the payment of principal or interest may be made on the next succeeding Market Day with the same force and effect as if made on the due date therefor, and no interest shall accrue from such Interest Payment Date or Maturity Date, as the case may be, to such next succeeding Market Day.

     No interest shall accrue on any amount of principal of or interest on this Note after the due date therefor, PROVIDED that, to the extent permitted by applicable law, interest shall accrue on any amount of principal or interest not paid or duly provided for on the date due, from and including the date due, to but excluding the date paid, at the Interest Rate.

     No interest shall accrue on this Note after the Maturity Date.

     Payment of the principal of and interest on this Note will be made on each Interest Payment Date by the Issuing and Paying Agent (as defined on the reverse hereof), in U.S. dollars in immediately available funds to the Depositary or its nominee; PROVIDED, HOWEVER, that payment of the principal of and interest on this Note due on the Maturity Date will be made in U.S. dollars in immediately available funds at the office of the Issuing and Paying Agent at 2 Broadway, New York, New York 10004, if this Note is presented to the Issuing and Paying Agent in time for the Issuing and Paying Agent to make such payments in such funds in accordance with its normal procedures.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Note and the obligations of the Bank evidenced hereby shall be governed by and construed in accordance with the laws of the State of New York and, where applicable, the laws of the United States of America.

     Unless the certificate of authentication hereon has been executed by the Issuing and Paying Agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Issuing and Paying Agency Agreement or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Bank has caused this instrument to be duly executed and countersigned as of the date set forth below.

            Dated:  January 12, 1998
                    --------------------
                                         CITY NATIONAL BANK



                                         By  /s/ FRANK P. PEKNY
                                           ---------------------------------
                                           Authorized Signature



Attest:

  RICHARD SHEEHAN, JR.
---------------------------------------

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in
the within-mentioned Issuing and Paying
Agency Agreement


CONTINENTAL STOCK TRANSFER
 & TRUST COMPANY,
as Issuing and Paying Agent


By  [Illegible]
  -------------------------------------
  Authorized Signature

                             [Form of Reverse of Note]

     This Note is one of a duly authorized issue of notes of the Bank (the "Notes") issued under the Issuing and Paying Agency Agreement, dated as of January 7, 1998 (the "Issuing and Paying Agency Agreement"), between the Bank and Continental Stock Transfer & Trust Company, as Issuing and Paying Agent (herein called the "Issuing and Paying Agent", which term includes any successor issuing and paying agent under the Issuing and Paying Agency Agreement) and reference is hereby made to the Issuing and Paying Agency Agreement for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Bank and the Issuing and Paying Agent and of the terms upon which the Notes are, and are to be, authenticated and delivered. Except as otherwise provided in the Issuing and Paying Agency Agreement, the Notes will be issued only as fully-registered Global Notes, without coupons, in denominations of $250,000 and integral multiples of $1,000 in excess thereof.

     THIS NOTE IS A DIRECT, UNSECURED GENERAL OBLIGATION OF THE BANK. THE OBLIGATION EVIDENCED BY THIS NOTE IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE BANK'S OBLIGATIONS TO ITS DEPOSITORS AND TO THE BANK'S OTHER OBLIGATIONS TO ITS GENERAL AND SECURED CREDITORS AND IS INELIGIBLE AS COLLATERAL TO SECURE A LOAN FROM THE BANK. THIS NOTE IS NOT A SAVINGS ACCOUNT OR A DEPOSIT OF ANY BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

     The Holder of this Note, by its acceptance hereof, agrees that the indebtedness of the Bank evidenced by this Note, including the principal and interest hereon, is unsecured and subordinate and junior in right of payment to the Bank's obligations to its depositors, its obligations under banker's acceptances and letters of credit, and its obligations to its other creditors (including any obligations to any Federal Reserve Bank and the Federal Deposit Insurance Corporation), whether outstanding at the time this Note is issued or thereafter incurred (except any obligations which by their express terms rank on a parity with or junior to this Note). In the event of any insolvency proceedings, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Bank, whether voluntary or involuntary, all such obligations (except obligations which rank on a parity with or junior to this Note) shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on this Note. In the event of any such proceeding, after payment in full of all sums owing with respect to such prior obligations, the Holder of this Note, together with the holders of any obligations of the Bank ranking on a parity with this Note, shall be entitled to be paid pro rata from the remaining assets of the Bank the unpaid principal of, and the unpaid interest on, this Note or such other obligations before any payment or other distribution, whether in cash, property, or otherwise, shall be made on account of any capital stock or any obligations of the Bank ranking junior to this Note.

     This Note contains no limitation on the amount of senior debt, deposits or other obligations that rank senior to this Note that may be hereafter incurred or assumed by the Bank.

     For purposes of this Note, an "Event of Default" shall occur if the Bank shall consent to the appointment of a conservator, receiver, liquidator, trustee or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Bank or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator, trustee or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Bank and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or the Bank shall file a petition to take advantage of any applicable insolvency or reorganization statute.

     If an Event of Default with respect to this Note shall occur and be continuing, the Holder of this Note may (i) declare the principal of this Note due and payable, and/or (ii) institute a judicial proceeding for the enforcement of the terms of this Note, including the collection of all sums due and unpaid hereunder, prosecute such proceeding to judgment for final decree and enforce the same against the Bank and collect moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Bank and/or (iii) take such other action at law or in equity as may appear necessary or desirable to collect and enforce this Note. Any Event of Default with respect to this Note may be waived by the Holder. The Bank agrees that it will promptly give notice in writing of the occurence of any Event of Default to the Issuing and Paying Agent. Notwithstanding the foregoing, this Note may not be paid by the Bank pursuant to any declaration referred to in clause (i) of the first sentence of this paragraph without the prior approval of the Office of the Comptroller of the Currency (the "OCC") unless the Bank shall remain and "eligible bank", as defined in 12 C.F.R.
Section 5.3(g) (or any successor regulation thereto), after such payment. If such approval of the OCC shall be required upon the occurrence of any such Event of Default, the Bank will make application therefor to the OCC promptly after receiving notice of any such declaration from the holder hereof.

     The Bank may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (a) the surviving entity in such consolidation or merger, or the person that acquires by conveyance, transfer or lease the properties and assets of the Bank substantially as an entirety shall be a bank, corporation or partnership organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia, and shall expressly assume, by a supplement to this Note, the due and punctual payment of the principal of and interest on this Note, and the performance or observance of every provision of this Note on the part of the Bank to be performed or observed, and (b) immediately after giving effect to such transaction, no Event of Default, and no event which, with giving of notice or the lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

     All notices to the Bank under this Note shall be in writing or addressed to the Bank at 400 North Roxbury Drive, 5th Floor, Beverly Hills, California 90210, Attention: General Counsel, or to such other address as the Bank may notify the Holder.

     All terms used in this Note which are defined in the Issuing and Paying Agency Agreement shall have the meanings assigned to them in the Issuing and Paying Agency Agreement.

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

     TEN COM  -  as tenants in common

     TEN ENT  -  as tenants by the entireties

     JT TEN   -  as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT  -             Custodian
                         ------------           -------------
                         (Custodian)               (Minor)

     Under Uniform Gifts to Minors Act (                  )
                                        ------------------
                                             (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
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                (PLEASE INSERT SOCIAL SECURITY IDENTIFYING NUMBER OF ASSIGNEE)

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         (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING
                    POSTAL ZIP CODE OF ASSIGNEE)

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the within Note and all rights thereunder, hereby irrevocably constituting and appointing_________________________________ attorney to transfer said Note on the books of the Bank, with full power of substitution in the premises.

Dated:                                  Signature:
      -------------------------------             ---------------------------
                                        NOTICE: The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of the
                                        within instrument in every particular,
                                        without alteration or enlargement or
                                        any change whatever.